UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

February 14, 2008

Date of report (Date of Earliest Event Reported)

PRECISION AUTO CARE, INC.

(Exact name of Registrant as specified in Its Charter)

VIRGINIA	0-29478	54-1847851
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

748 Miller Drive, S.E., Leesburg, Virginia 20175
(Address of principal executive offices and zip code)

(703) 777-9095
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — Other Events

Item 8.01: Other Events.

Precision Auto Care, Inc. whose affiliate, Precision Franchising LLC, franchises Precision Tune Auto Care centers around the world, announced today that it intends to voluntarily deregister its common stock on or about February 22, 2008. Precision Auto Care, Inc. intends to suspend its reporting obligations under the Securities Exchange Act of 1934 by filing a Form 15 with the Securities and Exchange Commission. It is eligible to voluntarily deregister because it has fewer than 300 shareholders of record.

Upon the filing of the Form 15, Precision Auto Care, Inc.’s obligation to file certain reports with the SEC, including Forms 10-KSB, 10-QSB, and 8-K, will immediately be suspended. Precision Auto Care, Inc. expects that the deregistration of its common stock will become effective 90 days after the date of filing the Form 15 with the SEC. The Company anticipates that its common stock will no longer be quoted on the Over-the-Counter Bulletin Board, and expects that, following deregistration with the SEC, its common stock will be quoted on the Pink Sheets®, an electronic quotation service for over-the-counter securities. The Pink Sheets is a provider of pricing and financial information for the over-the-counter securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.pinksheets.com. The Company intends to provide to the public information for market makers to be able to quote the Company’s common stock on the Pink Sheets, but the Company can give no assurances that any broker will make a market in the Company’s common stock.

“The Company’s Board of Directors decided to take this action because it believes that the burdens associated with operating as a registered public company currently outweigh any advantage to PACI and it stockholders. Among the factors that the Board considered were the costs of preparing and filing periodic reports with the SEC; the elimination of the substantial legal, audit and other costs associated with being a reporting company including the substantial increase in costs associated with the requirements of the Sarbanes-Oxley Act of 2002 and the related SEC rules; the limited nature and extent of current trade in the Company’s common stock; and the lack of analysis’ coverage and minimal liquidity for the Company’s common stock,” stated the Company’s President & CEO, Robert R. Falconi. “Many small public companies are choosing to deregister because of these same concerns. We believe that freeing up these resources will create value for our shareholders by allowing us to better execute our business plan, and improve our long term financial strength.”

SECTION 9 — Financial Statements and Exhibits

Item 9.01: Financial Statements and Exhibits.

(d) Exhibits

Press release dated February 14, 2008, stating Precision Auto Care, Inc. announces plan to voluntarily file for deregistration with SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION AUTO CARE, INC.
(Registrant)

Date: February 14, 2008	By:	/s/ ROBERT R. FALCONI
	Name:	Robert R. Falconi
	Title:	President and
Chief Executive Officer